POWER OF ATTORNEY

The undersigned in their capacity as Trustees and Officers of The Olstein Funds (the “Registrant”), do hereby appoint Robert A. Olstein, Erik K. Olstein and Michael Luper, and each of them, or jointly the true and lawful attorney and agent to execute in his name, place and stead (in such capacity) any and all post-effective amendments to the Registrant’s Registration Statement and all instruments necessary or desirable in connection therewith, to attest the seal of the Registrant thereon and to file the same with the U.S. Securities and Exchange Commission.  Each of said attorneys and agents have power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and approving the act of said attorneys and agents and each of them.

The undersigned Trustees and Officers hereby execute this Power of Attorney as of this 21st day of September, 2016.

Name                                                           Title

/s/ Robert A. Olstein                                        Trustee, Chairman and President
Robert A. Olstein

/s/ Erik K. Olstein                                              Trustee, Secretary and Assistant Treasurer
Erik K. Olstein

/s/ Michael Luper                                              Chief Accounting Officer and Treasurer
Michael Luper

/s/ Fred W. Lange                                              Trustee
Fred W. Lange

/s/ John R. Lohr                                                  Trustee
John R. Lohr

/s/ D. Michael Murray                                       Trustee
D. Michael Murray

/s/ Lawrence K. Wein                                        Trustee
Lawrence K. Wein

/s/ Daniel G. Nelson                                            Trustee
Daniel G. Nelson